UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2020

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2020, the Compensation Committee of the Board of Directors of Saia, Inc. (the “Company”) approved a restricted stock award for Mr. Douglas L. Col as a result of his performance as Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. Col received a grant of 4,185 restricted shares of the Company’s common stock on July 31, 2020, subject to continued employment and other customary conditions.  These restricted shares will vest 25 percent on each of July 31, 2023 and July 31, 2024 with the remaining 50 percent vesting on July 31, 2025.  The form of Restricted Stock Agreement utilized with Mr. Col was previously filed by Saia, Inc. as Exhibit 10.24 to the Company’s Form 10-K for the year ended December 31, 2018, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
10.1

Form of Restricted Stock Agreement under the Saia, Inc. 2018 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.24 of Saia's Form 10-K (File No. 0-49983) filed on February 25, 2019).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.
Date: August 6, 2020	/s/ Stephanie R. Maschmeier Stephanie R. Maschmeier Chief Accounting Officer (Principal Accounting Officer)